Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 9, 2023 relating to the financial statements of Pliant Therapeutics, Inc., appearing in the Annual Report on Form 10-K of Pliant Therapeutics, Inc. for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

San Francisco, California
March 27, 2023